                                                                                                                    EXHIBIT 12

                                                                               PACIFIC BELL
                                                              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                                           Dollars in Millions


                                                  NINE MONTHS ENDED
                                                     SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                ---------------------  -------------------------------------------------------
                                                   1998        1997      1997         1996       1995        1994       1993
                                                ---------------------  -------------------------------------------------------
Income (Loss) Before Income Taxes,
   Extraordinary Loss and Cumulative
   Effect of Accounting Changes                 $  1,468   $     (98)  $   34      $  1,567   $  1,161    $  1,276   $    (54)
     Add:Interest Expense                            320         342      460           379        420         437        429
         1/3 Rental Expense                           28          33       41            47         29          22         23
                                                ---------  ----------  --------    ---------  ---------   ---------  ---------

     Adjusted Earnings                          $  1,816   $     277   $  535      $  1,993   $  1,610    $  1,735   $    398
                                                =========  ==========  ========    =========  =========   =========  =========

Total Interest Charges                          $    347   $     360   $  497      $    412   $    420    $    437   $    429
1/3 Rental Expense                                    28          33       41            47         29          22         23
                                                ---------  ----------  --------    ---------  ---------   ---------  ---------

     Adjusted Fixed Charges                     $    375   $     393   $  538      $    459   $    449    $    459   $    452
                                                =========  ==========  ========    =========  =========   =========  =========

Ratio of Earnings to Fixed Charges                  4.84        0.70 *   0.99 **       4.34       3.59        3.78       0.88 ***

* As defined within the computation of earnings to fixed charges, earnings are $116 less than fixed charges for the first nine months of 1997. See Management's Discussion and Analysis of Results of Operations in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.
** As defined within the computation of earnings to fixed charges, earnings are $3 less than fixed charges for 1997. See Management's Discussion and Analysis of Results of Operations in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.
*** As defined within the computation of earnings to fixed charges, earnings are $54 less than fixed charges for 1993. See Management's Discussion and Analysis of Results of Operations - Other Business Matters in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of the restructuring charge which reduced earnings for 1993.

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